Exhibit 21.1

SUBSIDIARIES OF EZCORP, INC.
Entity	Jurisdiction of Organization

Artiste Holding Limited	United Kingdom
Brainerd Honduras, S.A. de C.V.	Honduras
Brainerd, S.A.	Guatemala
Brainerd, S.A.C.	Peru
Brainerd, S.A. de C.V	El Salvador
Camira Administration Corp	British Virgin Islands
Cap City Holdings, LLC	Delaware
CCV Americas, LLC	Delaware
CCV Latin America Coöperatief, U.A.	Netherlands
CCV Pennsylvania, Inc.	Delaware
CCV Virginia, Inc.	Delaware
Change Capital International Holdings, B.V.	Netherlands
Change Capital Mexico Holdings, S.A. de C.V.	Mexico
Change Capital, Inc.	Delaware
De Morgan Services Limited	United Kingdom
EZ Talent S. de R.L. de C.V.	Mexico
EZ Transfers S.A. de C.V.	Mexico
EZCORP (2015) Asia-Pacific PTE. LTD.	Singapore
EZCORP Latin America Coöperatief, U.A.	Netherlands
EZCORP Global Holdings, C.V.	Netherlands
EZCORP Global, B.V.	Netherlands
EZCORP International Holdings, LLC	Delaware
EZCORP International, Inc.	Delaware
EZCORP USA, Inc.	Delaware
EZMONEY Alabama, Inc.	Delaware
EZMONEY Canada Holdings, Inc.	British Columbia
EZMONEY Canada, Inc.	Delaware
EZMONEY Colorado, Inc.	Delaware
EZMONEY Hawaii, Inc.	Delaware
EZMONEY Holdings, Inc.	Delaware
EZMONEY Idaho, Inc.	Delaware
EZMONEY Kansas, Inc.	Delaware
EZMONEY Management, Inc.	Delaware
EZMONEY Missouri, Inc.	Delaware
EZMONEY South Dakota, Inc.	Delaware
EZMONEY Tario, Inc.	British Columbia
EZMONEY Tennessee, Inc.	Delaware
EZMONEY Utah, Inc.	Delaware
EZMONEY Wisconsin, Inc.	Delaware
EZParkway Services Limited	Ireland
EZParkway Trading Limited	Ireland
EZParkway Mexico Limited	Ireland

SUBSIDIARIES OF EZCORP, INC.
Entity	Jurisdiction of Organization
EZPAWN Alabama, Inc.	Delaware
EZPAWN Arizona, Inc.	Delaware
EZPAWN Arkansas, Inc.	Delaware
EZPAWN Colorado, Inc.	Delaware
EZPAWN Florida, Inc.	Delaware
EZPAWN Georgia, Inc.	Delaware
EZPAWN Holdings, Inc.	Delaware
EZPAWN Illinois, Inc.	Delaware
EZPAWN Indiana, Inc.	Delaware
EZPAWN Iowa, Inc.	Delaware
EZPAWN Management Mexico, S. de R.L. de C.V.	Mexico
EZPAWN Mexico Holdings, LLC.	Delaware
EZPAWN Mexico Ltd., LLC.	Delaware
EZPAWN Minnesota, Inc.	Delaware
EZPAWN Nevada, Inc.	Delaware
EZPAWN Oklahoma, Inc.	Delaware
EZPAWN Oregon, Inc.	Delaware
EZPAWN Services Mexico, S. de R.L. de C.V.	Mexico
EZPAWN Tennessee, Inc.	Delaware
EZPAWN Utah, Inc.	Delaware
Janama Honduras, S.A. de C.V.	Honduras
Janama, S.A.	Guatemala
Janama, S.A.C.	Peru
Janama, S.A. de C.V.	El Salvador
Khoper Advisors, Ltd.	British Virgin Islands
Madras Investments Corp.	British Virgin Islands
Maxiefectivo Peru, S.A.C.	Peru
Maxiprestamos, S.A. de C.V.	El Salvador
Miravet Planning Corp	Panama
Mister Money Holdings, Inc.	Colorado
Operadora de Servicios, S.A. de C.V.	El Salvador
Parkway Insurance, Inc.	Texas
Payday Loan Management, Inc.	Delaware
Premier Pawn and Jewelry, LLC	Delaware
Prenda Aval, S.A. de C.V.	El Salvador
Renueva Comercial, S.A.P.I. de C.V.	Mexico
Rich Data Corporation Solutions PTE. LTD.	Singapore
Rich Data Corporation North America Inc.	Delaware
Rich Data Corporation (Australia) PTY. LTD.	Australia
Salvaprenda, S.A. de C.V.	El Salvador
Shenzhen Shu Feng Technology Co. LTD.	China
Texas EZMONEY, L.P.	Texas
Texas EZPAWN Management, Inc.	Delaware
Texas EZPAWN, L.P.	Texas
Texas PRA Management, L.P.	Texas

SUBSIDIARIES OF EZCORP, INC.
Entity	Jurisdiction of Organization
Twyford Developments Limited	United Kingdom
Unicode Market, Inc.	Panama
USA Pawn & Jewelry Co. XI, LLC	Nevada
USA Pawn & Jewelry Co. 19, LLC	Nevada